Exhibit 99.1
News Release

Contact:	Donna Sitkiewicz Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS FIRST QUARTER 2023 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.67 per share and Adjusted (non-GAAP) Operating Earnings of $0.70 per share for the first quarter of 2023
•Affirming full year 2023 Adjusted (non-GAAP) Operating Earnings guidance range of $2.30-$2.42 per share
•Reaffirming fully regulated operating EPS* compounded annual growth target of 6-8% from 2021 and 2022 guidance midpoints through 2025 and 2026, respectively, with expectation to be at midpoint or better of growth range
•Achieved top quartile reliability performance at all utilities, with all four operating companies delivering their best-on-record performance in outage duration
•ACE filed an electric distribution rate case with the New Jersey Board of Public Utilities (NJBPU) in February seeking an increase in base rates to support significant investments in infrastructure to maintain safety, reliability, and service for customers
•BGE filed its second multi-year plan with the Maryland Public Service Commission (MDPSC) in February seeking an increase in electric and gas distribution base rates over the period of 2024 to 2026 to continue providing safe, reliable service to customers while laying the foundation for BGE to support the achievement of Maryland’s state policy goals
•Pepco filed its second multi-year plan with the Public Service Commission of the District of Columbia (DCPSC) in April seeking an increase in base rates over the period of 2024 to 2026 to support a climate ready grid and enable cleaner energy programs and technologies that further support the District’s goal to be carbon neutral by 2045

CHICAGO (May 3, 2023) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the first quarter of 2023.

“Our team of 19,000 plus employees have entered this first full year of operations after the separation excited to lead the energy transformation, and it shows in our results,” said Exelon President and CEO Calvin Butler. “In addition to strong financial performance, all four of our utilities achieved best-on-record reliability. These results are a testament to our team’s hard work, smart investment, and commitment to financial and operational excellence. As we continue to execute on our financial, operational and regulatory objectives in 2023, we continue to keep our customers at the forefront of everything we do.”

“2023 is off to a strong start, delivering Adjusted (non-GAAP) Operating Earnings of $0.70 per share, $0.06 ahead of results in the first quarter of 2022, driven by increased revenues associated with the investments we are making on behalf of customers,” said Exelon Executive Vice President and CFO Jeanne Jones. “With most of our planned debt financing activity complete for the year and all but one of our planned rate cases now filed, we are well on our way to executing on the plan laid out at the beginning of the year. We reaffirm our full-year Adjusted (non-GAAP) Operating Earnings guidance range of $2.30 to $2.42 per share.”
First Quarter 2023
Exelon's GAAP Net Income from Continuing Operations for the first quarter of 2023 increased to $0.67 per share from $0.49 GAAP Net Income from Continuing Operations per share in the first quarter of 2022. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 increased to $0.70 per share from $0.64 per share in the first quarter of 2022. For the reconciliations of GAAP Net Income from Continuing Operations to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.
Adjusted (non-GAAP) Operating Earnings in the first quarter of 2023 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution formula rate earnings at ComEd from higher allowed ROE due to an increase in U.S. treasury rates and impacts of higher rate base, rate increases at PECO, BGE, and PHI, and carrying costs related to the carbon mitigation credit (CMC) regulatory assets at ComEd. This was partially offset by unfavorable weather at PECO and PHI, higher depreciation expense at PECO, higher credit loss expense at PECO, and higher interest expense at BGE.
•Lower costs at the Exelon holding company due to certain BSC costs that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results in the first quarter of 2022 as these costs do not qualify as expenses of the discontinued operations per the accounting rules. This was partially offset by higher interest expense.
Operating Company Results1
ComEd
ComEd's first quarter of 2023 GAAP Net Income increased to $241 million from $188 million in the first quarter of 2022. ComEd's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 increased to $251 million from $193 million in the first quarter of 2022, primarily due to increases in electric distribution formula rate earnings (reflecting higher allowed ROE due to an increase in U.S. treasury rates and the impacts of higher rate base) and carrying costs related to the CMC regulatory assets. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
___________
1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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PECO
PECO’s first quarter of 2023 GAAP Net Income decreased to $166 million from $206 million in the first quarter of 2022. PECO's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 decreased to $166 million from $208 million in the first quarter of 2022, primarily due to unfavorable weather, an increase in credit loss expense and depreciation expense, partially offset by gas distribution rate increases.
BGE
BGE’s first quarter of 2023 GAAP Net Income increased to $200 million from $198 million in the first quarter of 2022. BGE's Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 decreased to $199 million from $200 million in the first quarter of 2022, primarily due to an increase in interest expense, offset by favorable impacts of the multi-year plans. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s first quarter of 2023 GAAP Net Income increased to $155 million from $130 million in the first quarter of 2022. PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 increased to $173 million from $136 million in the first quarter of 2022, primarily due to distribution and transmission rate increases, partially offset by unfavorable weather. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Recent Developments and First Quarter Highlights
•ACE New Jersey Electric Base Rate Case: On February 15, 2023, ACE filed an application with the NJBPU to increase its annual electric distribution rates by $105 million, reflecting a requested ROE of 10.50%. ACE currently expects a decision in the first quarter of 2024, but cannot predict if the NJBPU will approve the application as filed. ACE intends to put rates into effect on November 17, 2023, subject to refund.
•BGE Maryland Electric and Natural Gas Base Rate Case: On February 17, 2023, BGE filed an application for a three-year cumulative multi-year plan for 2024 through 2026 with the MDPSC. Inclusive of the proposed acceleration of remaining electric tax benefits in 2024 and 2025, and remaining gas tax benefits in 2024, BGE requested total electric revenue requirement increases of $85 million, $103 million, and $125 million in 2024, 2025, and 2026, respectively, and natural gas revenue requirement increases of $158 million, $77 million, and $54 million in 2024, 2025, and 2026, respectively. The electric and gas revenue requirement increases reflect a requested ROE of 10.4%. Requested revenue requirement increases will be used to recover capital investments designed to increase the resilience of the electric and gas distribution systems and support Maryland’s climate and regulatory initiatives. BGE currently expects a decision in the fourth quarter of 2023, but cannot predict if the MDPSC will approve the application as filed. The 2021 and 2022 reconciliation amounts are not included in the requested revenue requirement increase, as BGE is proposing that these amounts be recovered through the separate electric and gas riders in 2024. The 2021 reconciliation amounts are $11 million and $7 million for electric and gas, respectively, and the 2022 reconciliation amounts are $44 million and $15 million for electric and gas, respectively.
•Pepco District of Columbia Electric Base Rate Case: On April 13, 2023, Pepco filed an application for a three-year cumulative multi-year plan for 2024 through 2026 with the DCPSC. Pepco requested total electric revenue requirement increases of $117 million, $37 million, and $37
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million in 2024, 2025, and 2026, respectively. The electric revenue requirement increases reflect a requested ROE of 10.50%. Requested revenue requirement increases will be used to recover capital investments designed to advance system-readiness and support the District of Columbia's climate and clean energy goals. Pepco currently expects a decision in the first quarter of 2024, but cannot predict if the DCPSC will approve the application as filed.
•ComEd Distribution Formula Rate Reconciliation: On April 21, 2023, ComEd filed its proposed Delivery Reconciliation Amount of $247 million under Rider Delivery Service Pricing Reconciliation which allows for the reconciliation of the revenue requirement in effect in the final years in which formula rates are determined and until such time as new rates are established under ComEd’s approved MRP. The 2023 filing reconciles the delivery service rates in effect in 2022 with the actual delivery service costs incurred in 2022. Final order is expected by December 2023, and the reconciliation amount will be in customer rates beginning January 1, 2024.
•Financing Activities:
◦On February 21, 2023, Exelon issued $2,500 million of Notes, consisting of $1,000 million of its Notes at 5.15%, due March 15, 2028, $850 million of its Notes at 5.30%, due March 15, 2033 and $650 million of its Notes at 5.60%, due March 15, 2053. Exelon used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 15, 2023, Pepco issued $250 million of First Mortgage Bonds, consisting of $85 million of its First Mortgage 5.30% Bonds, due March 15, 2033, $40 million of its First Mortgage 5.40% Bonds, due March 15, 2038, and $125 million of its First Mortgage 5.57% Bonds, due March 15, 2053. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 15, 2023, DPL issued $125 million of First Mortgage Bonds, consisting of $60 million of its First Mortgage 5.30% Bonds, due March 15, 2033 and $65 million of its First Mortgage 5.57% Bonds, due March 15, 2053. DPL used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 15, 2023, ACE issued $75 million of its First Mortgage bonds, 5.57% Series, due March 15, 2053. ACE used the proceeds to repay existing indebtedness and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2023 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP Net Income (Loss) from Continuing Operations	$0.67	$669	$241	$166	$200	$155
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $0)	—	(1)	—	—	—	—
Change in Environmental Liabilities (net of taxes of $7)	0.02	18	—	—	—	18
Change in FERC Audit Liability (net of taxes of $4)	0.01	11	11	—	—	—
Separation Costs (net of taxes of $0)	—	(1)	—	—	—	—
2023 Adjusted (non-GAAP) Operating Earnings	$0.70	$696	$251	$166	$199	$173
Adjusted (non-GAAP) Operating Earnings for the first quarter of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income (Loss) from Continuing Operations	$0.49	$481	$188	$206	$198	$130
Enterprise Resource Program (ERP) System Implementation Costs (net of taxes of $0)	—	1	—	—	—	—
Separation Costs (net of taxes of $7, $2, $1, $1, and $1, respectively)	0.02	17	5	2	2	4
Income Tax-Related Adjustments (entire amount represents tax expense)	0.14	134	—	—	—	3
2022 Adjusted (non-GAAP) Operating Earnings	$0.64	$634	$193	$208	$200	$136
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income (Loss) from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.

Webcast Information
Exelon will discuss first quarter 2023 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

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About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and the nation’s largest energy delivery company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 19,000 Exelon employees dedicate their time and expertise to powering a cleaner and brighter future for our customers and communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 3, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' First Quarter 2023 Quarterly Report on Form 10-Q (to be filed on May 3, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s
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Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended March 31, 2023
Operating revenues	$1,667	$1,112	$1,257	$1,536	$(9)	$5,563
Operating expenses
Purchased power and fuel	488	484	492	627	—	2,091
Operating and maintenance	337	270	222	309	13	1,151
Depreciation and amortization	338	98	167	241	16	860
Taxes other than income taxes	93	50	83	120	9	355
Total operating expenses	1,256	902	964	1,297	38	4,457
Operating income (loss)	411	210	293	239	(47)	1,106
Other income and (deductions)
Interest expense, net	(117)	(48)	(44)	(76)	(127)	(412)
Other, net	18	8	3	26	54	109
Total other income and (deductions)	(99)	(40)	(41)	(50)	(73)	(303)
Income (loss) from continuing operations before income taxes	312	170	252	189	(120)	803
Income taxes	71	4	52	34	(27)	134
Net income (loss) from continuing operations after income taxes	241	166	200	155	(93)	669
Net income from discontinued operations after income taxes	—	—	—	—	—	—
Net income (loss)	241	166	200	155	(93)	669
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to common shareholders	$241	$166	$200	$155	$(93)	$669

Three Months Ended March 31, 2022
Operating revenues	$1,734	$1,047	$1,154	$1,404	$(12)	$5,327
Operating expenses
Purchased power and fuel	638	407	454	579	—	2,078
Operating and maintenance	351	247	218	299	63	1,178
Depreciation and amortization	321	92	171	218	15	817
Taxes other than income taxes	96	47	76	119	16	354
Total operating expenses	1,406	793	919	1,215	94	4,427
Operating income (loss)	328	254	235	189	(106)	900
Other income and (deductions)
Interest expense, net	(100)	(41)	(35)	(69)	(93)	(338)
Other, net	12	7	7	17	94	137
Total other income and (deductions)	(88)	(34)	(28)	(52)	1	(201)
Income (loss) from continuing operations before income taxes	240	220	207	137	(105)	699
Income taxes	52	14	9	7	136	218
Net income (loss) from continuing operations after income taxes	188	206	198	130	(241)	481
Net income from discontinued operations after income taxes	—	—	—	—	117	117
Net income (loss)	188	206	198	130	(124)	598
Net income attributable to noncontrolling interests	—	—	—	—	1	1
Net income (loss) attributable to common shareholders	$188	$206	$198	$130	$(125)	$597

Change in Net income from continuing operations 2022 to 2023	$53	$(40)	$2	$25	$148	$188
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$522	$407
Restricted cash and cash equivalents	381	566
Accounts receivable
Customer accounts receivable	2,493	2,544
Customer allowance for credit losses	(389)	(327)
Customer accounts receivable, net	2,104	2,217
Other accounts receivable	1,346	1,426
Other allowance for credit losses	(91)	(82)
Other accounts receivable, net	1,255	1,344
Inventories, net
Fossil fuel	70	208
Materials and supplies	582	547
Regulatory assets	2,386	1,641
Other	477	406
Total current assets	7,777	7,336
Property, plant, and equipment, net	70,117	69,076
Deferred debits and other assets
Regulatory assets	7,878	8,037
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	3,069	2,897
Investments	234	232
Other	1,220	1,141
Total deferred debits and other assets	19,031	18,937
Total assets	$96,925	$95,349

	March 31, 2023	December 31, 2022
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,306	$2,586
Long-term debt due within one year	1,356	1,802
Accounts payable	2,762	3,382
Accrued expenses	1,183	1,226
Payables to affiliates	5	5
Regulatory liabilities	472	437
Mark-to-market derivative liabilities	23	8
Unamortized energy contract liabilities	9	10
Other	976	1,155
Total current liabilities	8,092	10,611
Long-term debt	38,732	35,272
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,483	11,250
Regulatory liabilities	9,307	9,112
Pension obligations	1,101	1,109
Non-pension postretirement benefit obligations	506	507
Asset retirement obligations	270	269
Mark-to-market derivative liabilities	77	83
Unamortized energy contract liabilities	32	35
Other	1,869	1,967
Total deferred credits and other liabilities	24,645	24,332
Total liabilities	71,859	70,605
Commitments and contingencies
Shareholders’ equity
Common stock	20,921	20,908
Treasury stock, at cost	(123)	(123)
Retained earnings	4,907	4,597
Accumulated other comprehensive loss, net	(639)	(638)
Total shareholders’ equity	25,066	24,744
Total liabilities and shareholders’ equity	$96,925	$95,349

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$669	$598
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	860	1,024
Gain on sales of assets and businesses	—	(10)
Deferred income taxes and amortization of investment tax credits	113	110
Net fair value changes related to derivatives	—	(59)
Net realized and unrealized losses on NDT funds	—	205
Net unrealized losses on equity investments	—	16
Other non-cash operating activities	(138)	232
Changes in assets and liabilities:
Accounts receivable	106	(711)
Inventories	102	125
Accounts payable and accrued expenses	(482)	291
Option premiums paid, net	—	(39)
Collateral (paid) received, net	(214)	1,142
Income taxes	23	77
Regulatory assets and liabilities, net	(324)	(31)
Pension and non-pension postretirement benefit contributions	(44)	(574)
Other assets and liabilities	(187)	(614)
Net cash flows provided by operating activities	484	1,782
Cash flows from investing activities
Capital expenditures	(1,881)	(1,922)
Proceeds from NDT fund sales	—	488
Investment in NDT funds	—	(516)
Collection of DPP	—	169
Proceeds from sales of assets and businesses	—	16
Other investing activities	10	(54)
Net cash flows used in investing activities	(1,871)	(1,819)
Cash flows from financing activities
Changes in short-term borrowings	(1,130)	(700)
Proceeds from short-term borrowings with maturities greater than 90 days	—	1,150
Repayments on short-term borrowings with maturities greater than 90 days	(150)	(350)
Issuance of long-term debt	3,925	4,301
Retirement of long-term debt	(857)	(6)
Dividends paid on common stock	(358)	(332)
Proceeds from employee stock plans	10	9
Transfer of cash, restricted cash, and cash equivalents to Constellation	—	(2,594)
Other financing activities	(60)	(62)
Net cash flows provided by financing activities	1,380	1,416
(Decrease) increase in cash, restricted cash, and cash equivalents	(7)	1,379
Cash, restricted cash, and cash equivalents at beginning of period	1,090	1,619
Cash, restricted cash, and cash equivalents at end of period	$1,083	$2,998

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended March 31, 2023 and 2022
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2022 GAAP Net Income (Loss) from Continuing Operations	$0.49	$188		$206		$198		$130		$(241)	$481
ERP System Implementation Costs (net of taxes of $0) (1)	—	—		—		—		—		1	1
Separation Costs (net of taxes of $2, $1, $1, $1, $1 and $7, respectively) (2)	0.02	5		2		2		4		4	17
Income Tax-Related Adjustments (entire amount represents tax expense) (3)	0.14	—		—		—		3		131	134
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.64	$193		$208		$200		$136		$(103)	$634

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$(0.04)	$—	(b)	$(38)		$—	(b)	$(6)	(b)	$—	$(44)
Load	(0.01)	—	(b)	(4)		—	(b)	(3)	(b)	—	(7)
Distribution and Transmission Rates (4)	0.13	45	(c)	26	(c)	13	(c)	44	(c)	—	128
Other Energy Delivery (5)	0.06	25	(c)	7	(c)	(1)	(c)	28	(c)	—	59
Operating and Maintenance Expense (6)	0.01	2		(22)		(5)		12		21	8
Pension and Non-Pension Postretirement Benefits	—	3		2		(1)		(4)		(2)	(2)
Depreciation and Amortization Expense (7)	(0.03)	(12)		(5)		4		(17)		(2)	(32)
Interest Expense and Other (8)	(0.05)	(5)		(8)		(11)		(17)		(7)	(48)
Share Differential (9)	(0.01)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.06	$58		$(42)		$(1)		$37		$10	$62

2023 GAAP Net Income (Loss) from Continuing Operations	$0.67	$241		$166		$200		$155		$(93)	$669
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $0)	—	—		—		—		—		(1)	(1)
Change in Environmental Liabilities (net of taxes of $7)	0.02	—		—		—		18		—	18
Change in FERC Audit Liability (net of taxes of $4)	0.01	11		—		—		—		—	11
Separation Costs (net of taxes of $0) (2)	—	—		—		—		—		(1)	(1)
2023 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.70	$251		$166		$199		$173		$(93)	$696
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2023 and 2022 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects costs related to a multi-year ERP system implementation, which are recorded in Operating and maintenance expense.
(2)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(3)In connection with the separation, Exelon recorded an income tax expense primarily due to the long-term marginal state income tax rate change, the recognition of valuation allowances against the net deferred tax assets positions for certain standalone state filing jurisdictions, and nondeductible transaction costs.
(4)For ComEd, reflects increased electric distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution and transmission rate increases.
(5)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and also reflects carrying costs related to the CMC regulatory assets. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable.
(6)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For PECO, reflects increased credit loss expense. For PHI, includes decreased storm costs. For Corporate, primarily reflects two offsetting items: 1) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules (YTD Q1 2023 includes no costs compared to one month of costs for the period prior to the separation for YTD Q1 2022) and 2) a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).

(7)Reflects ongoing capital expenditures across all utilities and higher depreciation rates effective January 2023 for ComEd. For BGE, also reflects decreased amortization for regulatory required programs. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(8)For Corporate, Other primarily reflects a decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense.
(9)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

ComEd Statistics
Three Months Ended March 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	6,234	6,751	(7.7)%	(1.8)%	$836	$857	(2.5)%
Small commercial & industrial	7,198	7,504	(4.1)%	(0.8)%	361	423	(14.7)%
Large commercial & industrial	6,559	6,746	(2.8)%	(0.6)%	84	153	(45.1)%
Public authorities & electric railroads	227	257	(11.7)%	(8.8)%	10	14	(28.6)%
Other(b)	—	—	n/a	n/a	217	239	(9.2)%
Total electric revenues(c)	20,218	21,258	(4.9)%	(1.2)%	1,508	1,686	(10.6)%
Other Revenues(d)					159	48	231.3%
Total Electric Revenues					$1,667	$1,734	(3.9)%
Purchased Power					$488	$638	(23.5)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,671	3,165	3,053	(15.6)%	(12.5)%

Number of Electric Customers	2023	2022
Residential	3,729,983	3,713,397
Small commercial & industrial	391,662	390,994
Large commercial & industrial	1,881	1,882
Public authorities & electric railroads	4,790	4,838
Total	4,128,316	4,111,111
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $3 million and $6 million for the three months ended March 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended March 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,358	3,758	(10.6)%	(0.1)%	$519	$487	6.6%
Small commercial & industrial	1,843	1,937	(4.9)%	0.4%	135	111	21.6%
Large commercial & industrial	3,237	3,332	(2.9)%	(1.2)%	65	64	1.6%
Public authorities & electric railroads	168	182	(7.7)%	9.3%	8	8	—%
Other(b)	—	—	n/a	n/a	68	62	9.7%
Total electric revenues(c)	8,606	9,209	(6.5)%	(0.2)%	795	732	8.6%
Other Revenues(d)					—	9	(100.0)%
Total Electric Revenues					795	741	7.3%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	17,190	20,837	(17.5)%	(2.4)%	223	218	2.3%
Small commercial & industrial	8,699	10,546	(17.5)%	(3.4)%	75	76	(1.3)%
Large commercial & industrial	29	10	190.0%	21.7%	1	—	n/a
Transportation	7,014	7,639	(8.2)%	(5.4)%	8	8	—%
Other(f)	—	—	n/a	n/a	9	3	200.0%
Total natural gas revenues(g)	32,932	39,032	(15.6)%	(3.2)%	316	305	3.6%
Other Revenues(d)					1	1	100.0%
Total Natural Gas Revenues					317	306	3.6%
Total Electric and Natural Gas Revenues					$1,112	$1,047	6.2%
Purchased Power and Fuel					$484	$407	18.9%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,888	2,228	2,418	(15.3)%	(21.9)%
Cooling Degree-Days	—	1	1	(100.0)%	(100.0)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,529,779	1,521,255	Residential	504,181	499,188
Small commercial & industrial	155,846	155,485	Small commercial & industrial	45,003	44,959
Large commercial & industrial	3,118	3,102	Large commercial & industrial	9	5
Public authorities & electric railroads	10,401	10,342	Transportation	650	664
Total	1,699,144	1,690,184	Total	549,843	544,816
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended March 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and less than a $1 million for the three months ended March 31, 2023 and 2022, respectively.

BGE Statistics
Three Months Ended March 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,106	3,569	(13.0)%	1.9%	$434	$417	4.1%
Small commercial & industrial	674	736	(8.4)%	1.4%	92	81	13.6%
Large commercial & industrial	3,047	3,173	(4.0)%	(0.4)%	149	131	13.7%
Public authorities & electric railroads	55	53	3.8%	2.9%	7	7	—%
Other(b)	—	—	n/a	n/a	96	97	(1.0)%
Total electric revenues(c)	6,882	7,531	(8.6)%	0.9%	778	733	6.1%
Other Revenues(d)					36	3	1,100.0%
Total Electric Revenues					814	736	10.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	16,787	21,118	(20.5)%	2.7%	278	282	(1.4)%
Small commercial & industrial	3,768	4,662	(19.2)%	(0.9)%	41	45	(8.9)%
Large commercial & industrial	13,214	14,743	(10.4)%	(0.7)%	70	65	7.7%
Other(f)	1,608	4,460	(63.9)%	n/a	19	35	(45.7)%
Total natural gas revenues(g)	35,377	44,983	(21.4)%	1.1%	408	427	(4.4)%
Other Revenues(d)					35	(9)	(488.9)%
Total Natural Gas Revenues					443	418	6.0%
Total Electric and Natural Gas Revenues					$1,257	$1,154	8.9%
Purchased Power and Fuel					$492	$454	8.4%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,774	2,241	2,381	(20.8)%	(25.5)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	1,207,486	1,199,272	Residential	656,583	653,397
Small commercial & industrial	115,658	115,363	Small commercial & industrial	38,260	38,356
Large commercial & industrial	12,911	12,674	Large commercial & industrial	6,261	6,193
Public authorities & electric railroads	266	268
Total	1,336,321	1,327,577	Total	701,104	697,946
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for the three months ended March 31, 2023 and 2022.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $5 million for the three months ended March 31, 2023 and 2022, respectively.

Pepco Statistics
Three Months Ended March 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather- Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	1,963	2,287	(14.2)%	(4.4)%	$283	$275	2.9%
Small commercial & industrial	267	299	(10.7)%	(5.5)%	39	38	2.6%
Large commercial & industrial	3,210	3,249	(1.2)%	1.7%	282	253	11.5%
Public authorities & electric railroads	152	150	1.3%	2.7%	8	8	—%
Other(b)	—	—	n/a	n/a	56	46	21.7%
Total electric revenues(c)	5,592	5,985	(6.6)%	(1.0)%	668	620	7.7%
Other Revenues(d)					42	(6)	(800.0)%
Total Electric Revenues					$710	$614	15.6%
Purchased Power					$258	$213	21.1%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,621	2,013	2,121	(19.5)%	(23.6)%
Cooling Degree-Days	2	6	3	(66.7)%	(33.3)%

Number of Electric Customers	2023	2022
Residential	859,207	846,258
Small commercial & industrial	54,089	54,509
Large commercial & industrial	22,858	22,620
Public authorities & electric railroads	201	184
Total	936,355	923,571
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2023 and 2022.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended March 31, 2023 and 2022

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,386	1,577	(12.1)%	(2.4)%	$210	$207	1.4%
Small commercial & industrial	535	606	(11.7)%	(8.3)%	62	56	10.7%
Large commercial & industrial	957	1,015	(5.7)%	(4.0)%	33	26	26.9%
Public authorities & electric railroads	11	12	(8.3)%	(6.3)%	4	4	—%
Other(b)	—	—	n/a	n/a	58	56	3.6%
Total electric revenues(c)	2,889	3,210	(10.0)%	(4.0)%	367	349	5.2%
Other Revenues(d)					10	(1)	(1,100.0)%
Total Electric Revenues					377	348	8.3%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	3,581	4,453	(19.6)%	(6.6)%	60	51	17.6%
Small commercial & industrial	1,652	1,983	(16.7)%	(1.8)%	26	21	23.8%
Large commercial & industrial	414	457	(9.4)%	(9.5)%	1	3	(66.7)%
Transportation	1,900	2,207	(13.9)%	(6.9)%	4	4	—%
Other(f)	—	—	n/a	n/a	6	4	50.0%
Total natural gas revenues	7,547	9,100	(17.1)%	(5.8)%	97	83	16.9%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					97	83	16.9%
Total Electric and Natural Gas Revenues					$474	$431	10.0%
Purchased Power and Fuel					$221	$189	16.9%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,875	2,264	2,407	(17.2)%	(22.1)%
Cooling Degree-Days	—	4	1	(100.0)%	(100.0)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	1,952	2,355	2,497	(17.1)%	(21.8)%

Number of Electric Customers	2023	2022	Number of Natural Gas Customers	2023	2022
Residential	482,979	478,009	Residential	129,791	128,695
Small commercial & industrial	63,794	63,296	Small commercial & industrial	10,158	10,097
Large commercial & industrial	1,236	1,221	Large commercial & industrial	16	17
Public authorities & electric railroads	595	603	Transportation	158	159
Total	548,604	543,129	Total	140,123	138,968
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for the three months ended March 31, 2023 and 2022, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended March 31, 2023 and 2022

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2023	2022	% Change	Weather - Normal % Change	2023	2022	% Change
Electric Deliveries and Revenues(a)
Residential	760	918	(17.2)%	(9.4)%	$146	$170	(14.1)%
Small commercial & industrial	371	339	9.4%	13.9%	59	47	25.5%
Large commercial & industrial	789	703	12.2%	14.3%	63	44	43.2%
Public authorities & electric railroads	13	14	(7.1)%	0.1%	5	4	25.0%
Other(b)	—	—	n/a	n/a	63	81	(22.2)%
Total electric revenues(c)	1,933	1,974	(2.1)%	3.1%	336	346	(2.9)%
Other Revenues(d)					17	3	466.7%
Total Electric Revenues					$353	$349	1.1%
Purchased Power					$148	$178	(16.9)%

				% Change
Heating and Cooling Degree-Days	2023	2022	Normal	From 2022	From Normal
Heating Degree-Days	2,008	2,436	2,467	(17.6)%	(18.6)%
Cooling Degree-Days	—	2	1	(100.0)%	(100.0)%

Number of Electric Customers	2023	2022
Residential	503,260	500,511
Small commercial & industrial	62,230	62,124
Large commercial & industrial	3,030	3,124
Public authorities & electric railroads	726	724
Total	569,246	566,483
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2023 and 2022.
(d)Includes alternative revenue programs.